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                                                                 EXHIBIT 10.14


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement ("Amendment") is made and entered into as of February 2, 1999, by and between Price Enterprises, Inc., a Maryland Corporation ("Employer") and Jack McGrory ("Executive").


                                    RECITALS

A. On June 18, 1997, an Employment Agreement was made and entered into by and between Executive and Employer, which was amended by Amendment dated August 26, 1997.

B.   Section 2.5 of the Employment Agreement provides as follows:

     "2.5 STOCK OPTION PLAN. Employer has adopted The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan (the "Stock Plan"). As of the twenty-sixth (26th) day of trading on the Nasdaq National Market, after the aforementioned spin-off of the merchandise businesses (said twenty-sixth [26th] day hereafter referred to as the "Effective Date of Grant"), Executive will receive a grant of options to purchase shares of Employer's Common Stock, the number of such options equating to one percent (1%) of Employer's then-issued and outstanding shares of such Common Stock. Said options will be exercisable at a price equal to the fair market value of Employer's Common Stock as of the Effective Date of Grant, which shall be deemed to be the average of the per share closing sales price for Employer's Common Stock for the twenty days (20) days commending on the sixth (6th) day after the effective date of the spin-off. Such options shall vest at the rate of twenty percent (20%) per year over a period of five (5) years and expiring six (6) years from the effective date of grant. Said grant of options shall provide, among other things, that in the event of any merger, consolidation or reorganization of Employer with any other entity or entities not affiliated with Employer, where Employer is not the surviving entity, occurring within three (3) years of the commencement of the Employment Term, sixty percent (60%) of the total options granted shall be deemed vested and the remaining forty percent (40%) shall be deemed cancelled. In addition, such options shall otherwise be granted in accordance with and subject to all other terms, conditions and restrictions set forth in the Stock Plan."

C. The parties wish to amend Section 2.5 of the Employment Agreement so that it conforms to Article 6(d) of The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan, and the Executive's Non-Qualified Stock Option Agreement.

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     NOW, THEREFORE, the parties agree as follows:

Section 2.5 of the Employment Agreement is amended in its entirety to read as follows:

     "2.5 STOCK OPTION PLAN. Employer has adopted The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan (the "Stock Plan"). As of the twenty-sixth (26th) day of trading on the Nasdaq National Market, after the aforementioned spin-off of the merchandise businesses (said twenty-sixth [26th] day hereafter referred to as the "Effective Date of Grant"), Executive will receive a grant of options to purchase shares of Employer's Common Stock, the number of such options equating to one percent (1%) of Employer's then-issued and outstanding shares of such Common Stock. Said options will be exercisable at a price equal to the fair market value of Employer's Common Stock as of the Effective Date of Grant, which shall be deemed to be the average of the per share closing sales price for Employer's Common Stock for the twenty (20) days commencing on the sixth
     (6th) day after the effective date of the spin-off. Such options shall vest at the rate of twenty percent (20%) per year over a period of five (5) years and expiring six (6) years from the Effective Date of Grant." In addition, such options shall otherwise be granted in accordance with and subject to all other terms, conditions and restrictions set forth in the Stock Plan.



Date:  3/2/99
     ----------


EXECUTIVE                              EMPLOYER
---------                              --------

                                       PRICE ENTERPRISES, INC.
JACK MCGRORY
                                       By: /s/  Robert E. Price
                                           ----------------------------
/s/ Jack McGrory                       Name: Robert E. Price
-----------------------------                --------------------------
                                       Title: Chairman
                                             --------------------------

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